Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES ADDITIONAL ASSET DIVESTITURES

DENVER, CO October 3, 2016 - SM Energy Company (“SM Energy”) (NYSE: SM) announced today that it has engaged Petrie Partners to explore a sale of certain leasehold assets in the Williston Basin. The assets to be sold include approximately 54,500 net acres, consisting of the Raven/Bear Den acreage and effectively all lease-holdings in the basin outside of the Company’s Divide County program.
President and Chief Executive Officer Jay Ottoson comments: “We have outlined a simple strategy to focus on our Tier 1 assets in the Permian Basin and operated Eagle Ford. As part of this strategy, we are continuing to core up our portfolio, such that we can concentrate investment dollars in the highest return programs and bring that value forward through accelerated activity. Raven/Bear Den is a terrific asset that provides attractive full-cycle returns, and we believe it will be of more value to a company that will actively pursue its near-term development.”
Separately, the Company has closed on previously announced divestitures of assets located in New Mexico, North Dakota, Montana and Wyoming, with associated net production of approximately 3,300 Boe per day, for net proceeds after purchase price adjustments and fees of approximately $186.7 million.
The contact at Petrie Partners for the Williston Basin divestiture is Andy Rapp, at 303-953-6768.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, expectations regarding planned asset sales. General risk factors include the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2015 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website.

SM ENERGY CONTACTS:
INVESTORS:
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052